Exhibit 10.21
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                             SECURED PROMISSORY NOTE


$16,320.00                                                    October 27, 1997


         FOR VALUE RECEIVED, Owen A. Dempsey, an individual with an address at 21 Harris Street, Brookline, Massachusetts 02146 (the "Maker"), promises to pay to the order of Endogen, Inc. ("Endogen"), the principal sum of SIXTEEN THOUSAND THREE HUNDRED TWENTY AND 00/100 DOLLARS ($16,320.00), together with interest thereon from the date hereof on the unpaid principal balance from time to time outstanding, on the earliest to occur of: (a) one year from the date hereof, (b) the date the Maker ceases employment or other business relationship with Endogen or (c) the sale or transfer by the Maker of any of his shares of Endogen's Common Stock (any event described in (a), (b) or (c) above shall be referred to hereinafter as a "Payment Due Date"). Interest on the unpaid principal balance hereof shall accrue from and including the date hereof to the date such principal amount is paid at the annual applicable Federal rate of 5.84% compounded annually. Interest on the unpaid principal balance of this Secured Promissory Note shall by payable on the Payment Due Date, and in the event of failure of payment on the Payment Due Date, monthly thereafter until this Secured Promissory Note is paid in full.

         Payments of both principal and interest are to be made at Endogen's principal offices located at 30 Commerce Way, Woburn, Massachusetts 01801 or such other place as Endogen designates to the Maker in writing, in lawful money of the United States of America. Interest shall be computed on the basis of a 360-day year and twelve 30-day months.

         No delay or omission on the part of Endogen in exercising any right hereunder shall operate as a waiver of such right or of any other right of Endogen, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         This Secured Promissory Note may be prepaid at any time, in whole or in part, by the Maker without penalty.

         This Secured Promissory Note is secured by and entitled to the benefits of a pledge of securities pursuant to a Pledge Agreement, dated the date hereof, by the Maker in favor of Endogen (the "Pledge Agreement"). Upon the occurrence of an Event of Default (as defined in the Pledge Agreement), Endogen may declare any or all obligations or liabilities of the Maker to Endogen (including the unpaid principal hereunder and any interest due thereof), immediately due and payable without presentment, demand, protest or notice. The Maker shall remain personally liable to the Company with respect to all of the obligations under this Secured Promissory Note.

         When this Secured Promissory Note has been paid in full, the pledge of the collateral pursuant to the Pledge Agreement shall cease, and the collateral pursuant to the Pledge

Agreement shall revert to the Pledgor free and clear of all liens securing any obligation or liability of the Pledgor to Endogen, and Endogen's rights, title, and interest therein shall cease and become void.

         The Maker hereby waives presentment, demand, protest, and notice of every kind. The Maker shall pay on demand all costs, including court costs and reasonable attorneys' fees, paid or incurred by Endogen in enforcing this Secured Promissory Note upon default.

         This Secured Promissory Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Maker has caused this Secured Promissory Note to be signed under seal, as of the date first above written.

                                                       MAKER

Witness: /s/ Carolee Breton                            /s/ Owen A. Dempsey
         --------------------------                    -------------------------
         Carolee Breton                                Owen A. Dempsey

                               AMENDMENT NO. 1 TO

                             SECURED PROMISSORY NOTE

                             DATED OCTOBER 27, 1997

         AMENDMENT NO. 1 dated the 22nd day of January, 1998 by and between Owen
A. Dempsey and Endogen, Inc., a Massachusetts corporation, to the Secured Promissory Note dated October 27, 1997 (the "Note").

         WHEREAS, the parties hereto desire to amend the Note to shorten its term.

         NOW THEREFORE, the parties hereto, in consideration of the premises and agreements contained herein and intending to be legally bound hereby, agree as follows:

1. The first paragraph of the Note is hereby amended and restated in its entirety as set forth below:

         "FOR VALUE RECEIVED, Owen A. Dempsey, an individual with an address at 21 Harris Street, Brookline, Massachusetts 02146 (the "Maker"), promises to pay to the order of Endogen, Inc. ("Endogen"), the principal sum of SIXTEEN THOUSAND THREE HUNDRED TWENTY AND 00/100 DOLLARS ($16,320.00), together with interest thereon from the date hereof on the unpaid principal balance from time to time outstanding, on the earliest to occur of: (a) August 21, 1998, (b) the date the Maker ceases employment or other business relationship with Endogen or (c) the sale or transfer by the Maker of any of his shares of Endogen's Common Stock (any event described in (a), (b) or (c) above shall be referred to hereinafter as a "Payment Due Date"). Interest on the unpaid principal balance hereof shall accrue from and including the date hereof to the date such principal amount is paid at the annual applicable Federal rate of 5.84% compounded annually. Interest on the unpaid principal balance of this Secured Promissory Note shall be payable on the Payment Due Date, and in the event of failure of payment on the Payment Due Date, monthly thereafter until this Secured Promissory Note is paid in full."

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the day and year first above written.

                                                    ENDOGEN, INC.

/s/ Owen A. Dempsey
--------------------------------           By:
Owen A. Dempsey                                  -----------------------------
                                           Title:
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